Exhibit 99.1
Hercules Offshore Announces Third Quarter 2011 Results
HOUSTON, October 27, 2011 — Hercules Offshore, Inc. (Nasdaq: HERO) today reported a loss from continuing operations of $17.0 million, or $0.12 per diluted share, on revenue of $163.0 million for the third quarter 2011, compared with a loss from continuing operations of $16.1 million, or $0.14 per diluted share, on revenue of $157.6 million for the third quarter 2010.
John T. Rynd, Chief Executive Officer and President of Hercules Offshore stated, “Activity levels in the U.S. Gulf of Mexico Shelf are on the rise, as operators increasingly focus on liquids rich drilling opportunities. Concurrently, several jackup rigs have departed for international opportunities, resulting in a tight environment for rig availability in the region. Hercules Offshore has been the primary beneficiary of the improving fundamental trends in the shallow water U.S. Gulf of Mexico, which have accelerated during the third quarter. Average dayrates in our Domestic Offshore segment have increased by nearly $10,000 per day over the past year, with leading edge rates suggesting further upside for our domestic jackup fleet.
“Our International Offshore segment was recently successful at securing several contracts, including attractive, long term extensions for the Hercules 261 and Hercules 262 in the Middle East. These contracts are a testament to our strong performance and relationship with the customer, Saudi Aramco. Tempering our international success was the recently announced damage to the Hercules 185, where we are anticipating approximately six months of downtime for repairs.”
Offshore
Domestic Offshore revenue increased to $60.2 million in the third quarter 2011 from $25.1 million in the comparable period in 2010. Approximately 70% of the revenue increase is attributable to the acquisition of the Seahawk rigs, while higher utilization and dayrates on the legacy fleet contributed to the remaining revenue growth. Average revenue per rig per day increased by $9,722 per rig per day to $49,060 in the third quarter 2011 compared to $39,338 in the prior year period. Utilization in the third quarter 2011 increased to 74.2% from 62.9% in the third quarter 2010. However, operating days rose by more than 90%, largely as a result of the acquisition of the Seahawk rigs. Domestic Offshore operating expenses increased to $53.2 million in the third quarter 2011 from $38.7 million in the third quarter 2010, due to costs associated with the acquired Seahawk rigs. Domestic Offshore recorded an operating loss of $12.8 million in the third quarter 2011 compared to an operating loss of $32.1 million for the respective prior year quarter.
International Offshore revenue declined to $49.0 million in the third quarter 2011 from $74.4 million in the third quarter 2010. The decline was primarily driven by new contracts at lower market rates on the Hercules 208, Hercules 258, Hercules 260 and Rig 3, as well as the downtime related to transition between contracts. The reduction in revenue related to these aforementioned rigs was partially offset by the increased utilization on the Hercules 185. Overall, average revenue per rig per day declined to $96,388 in the third quarter 2011 from $138,344 in the third quarter 2010, and operating days declined to 508 days from 538 days, in the respective periods. Third quarter 2011 operating expenses were $29.1 million compared to $31.1 million in the third quarter 2010, as lower costs associated with new contract terms on the Hercules 258 and Hercules 260 were partially offset by higher costs on the Hercules 185. International Offshore general and administrative expenses during the third quarter 2011 include an $8.0 million benefit, compared to a $1.5 million benefit during the third quarter 2010, from the reversal of an allowance for doubtful accounts related to payments received from a customer in Angola. Operating income decreased to $12.9 million in the third quarter 2011 from $26.9 million in the third quarter 2010.
Inland
Inland revenue for the third quarter 2011 increased to $8.1 million from $5.7 million in the third quarter 2010, primarily driven by an increase in average revenue per rig per day to $31,008 in the third quarter 2011 from $21,357 in the third quarter 2010. Utilization of 94.9% during the third quarter 2011 is comparable to 97.5% for the prior year period. Third quarter 2011 operating expenses were $3.5 million, which includes approximately $2.6 million in gains for asset sales, compared to $8.3 million in the comparable period in 2010. Year ago results include an accrual of approximately $3.0 million related to a multi-year state sales and use tax audit. Inland recorded operating income of $0.9 million in the third quarter 2011 compared to an operating loss of $8.6 million in the third quarter 2010.
Liftboats
Domestic Liftboats generated revenue of $16.7 million in the third quarter 2011 compared to $24.6 million in the third quarter 2010. Year ago results were positively impacted by coastal remediation work related to the BP-Macondo incident. The absence of the BP-Macondo related work led to a decline in utilization to 69.8% during the third quarter 2011 from 91.6% for the prior year period. Average revenue per liftboat per day was down slightly to $7,443 in the third quarter 2011 compared to $7,684 in the third quarter 2010. Operating expenses were essentially flat at $11.4 million in the third quarter 2011. Operating income for Domestic Liftboats was $0.6 million in the third quarter 2011 compared to operating income of $9.4 million in the comparable prior year period.
International Liftboat revenue increased modestly to $28.9 million in the third quarter 2011 compared to $27.8 million in the third quarter 2010, largely due to higher utilization, which rose to 64.1% in the third quarter 2011 from 56.6% in the prior year period. This was partially offset by a decline in average revenue per liftboat per day to $21,325 from $23,176 in the same periods, respectively. Operating expenses increased to $14.1 million in the third quarter 2011 versus $13.0 million in the prior year period due to higher labor and maintenance costs. Operating income for International Liftboats was $8.5 million in the third quarter 2011, compared to $9.4 million in the same period of the prior year.
Discovery Offshore S.A. Investment
Since Hercules Offshore’s initial $10 million investment in Discovery Offshore S.A. (Oslo Axess: DISC), which gave the company an 8% ownership stake, the Company has completed several purchases of Discovery common stock, totaling approximately $24.2 million. The most recent purchase on September 13, 2011 increased Hercules’ holding in Discovery to 18.4 million shares, corresponding to 28.0% of Discovery’s share capital.
Conference Call Information
Hercules Offshore will conduct a conference call at 10:00 a.m. CDT (11:00 a.m. EDT) on October 27, 2011 to discuss its third quarter 2011 financial results. To participate in the call, dial 800-920-8624 (domestic) or 617-597-5430 (international) and reference access code 85202920 approximately 10 minutes prior to the start of the call. The conference call will also be broadcast live via the Internet at http://www.herculesoffshore.com.
A replay of the conference call will be available by telephone on October 27, 2011, beginning at 1:00 p.m. CDT (2:00 p.m. EDT), through November 3, 2011. The phone number for the conference call replay is 888-286-8010 (domestic) or 617-801-6888 (international) with access code 25383154. Additionally, the recorded conference call will be accessible through our Web site at http://www.herculesoffshore.com for 7 days after the conference call.

Additional Information
Headquartered in Houston, Hercules Offshore, Inc. operates a fleet of 49 jackup rigs, 17 barge rigs, 65 liftboats, two submersible rigs, and one platform rig. The Company offers a range of services to oil and gas producers to meet their needs during drilling, well service, platform inspection, maintenance, and decommissioning operations in several key shallow water provinces around the world. Hercules Offshore currently holds 28.0% of share capital in Discovery Offshore, a pure play, ultra-high specification jackup rig company. For more information, please visit our website at http://www.herculesoffshore.com.
The news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in Hercules Offshore’s most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at http://www.sec.gov or the Company’s website at http://www.herculesoffshore.com. Hercules Offshore cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.
Contact Information:
Son P. Vann, CFA
Director, Investor Relations and Finance
Hercules Offshore, Inc.
713-350-8508

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$127,274	$136,666
Restricted Cash	13,604	11,128
Accounts Receivable, Net	163,780	143,796
Prepaids	23,651	17,142
Current Deferred Tax Asset	10,572	8,488
Other	16,906	11,794

	355,787	329,014

Property and Equipment, Net	1,631,661	1,634,542
Equity Investment	34,910	—
Other Assets, Net	31,667	31,753

	$2,054,025	$1,995,309

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term Debt and Current Portion of Long-term Debt	$4,768	$4,924
Insurance Notes Payable	12,987	5,984
Accounts Payable	53,707	52,279
Accrued Liabilities	57,973	59,861
Interest Payable	18,585	6,974
Taxes Payable	6,231	—
Other Current Liabilities	20,942	16,716

	175,193	146,738

Long-term Debt, Net of Current Portion	838,012	853,166
Other Liabilities	21,869	6,716
Deferred Income Taxes	90,301	135,557

Commitments and Contingencies

Stockholders’ Equity	928,650	853,132

	$2,054,025	$1,995,309

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
		(As Adjusted)		(As Adjusted)
Revenue	$162,991	$157,609	$492,570	$460,067

Costs and Expenses:
Operating Expenses	111,372	102,310	332,081	307,626
Depreciation and Amortization	43,895	44,982	128,699	140,382
General and Administrative	10,757	14,158	40,403	40,595

	166,024	161,450	501,183	488,603

Operating Loss	(3,033)	(3,841)	(8,613)	(28,536)

Other Income (Expense):
Interest Expense	(20,389)	(20,752)	(59,035)	(62,437)
Expense of Credit Agreement Fees	—	—	(455)	—
Equity in Losses of Equity Investment	(34)	—	(225)	—
Other, Net	(1,561)	(22)	(2,583)	3,144

Loss Before Income Taxes	(25,017)	(24,615)	(70,911)	(87,829)
Income Tax Benefit	7,973	8,478	25,921	38,267

Loss from Continuing Operations	(17,044)	(16,137)	(44,990)	(49,562)
Income (Loss) from Discontinued Operations, Net of Taxes	52	1,076	(9,651)	(439)

Net Loss	$(16,992)	$(15,061)	$(54,641)	$(50,001)

Basic Loss Per Share:
Loss from Continuing Operations	$(0.12)	$(0.14)	$(0.35)	$(0.43)
Income (Loss) from Discontinued Operations	—	0.01	(0.08)	(0.01)

Net Loss	$(0.12)	$(0.13)	$(0.43)	$(0.44)

Diluted Loss Per Share:
Loss from Continuing Operations	$(0.12)	$(0.14)	$(0.35)	$(0.43)
Income (Loss) from Discontinued Operations	—	0.01	(0.08)	(0.01)

Net Loss	$(0.12)	$(0.13)	$(0.43)	$(0.44)

Weighted Average Shares Outstanding:
Basic	137,887	114,774	128,000	114,742
Diluted	137,887	114,774	128,000	114,742

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2011	2010
Cash Flows from Operating Activities:
Net Loss	$(54,641)	$(50,001)
Adjustments to Reconcile Net Loss to Net Cash Provided by Operating Activities:
Depreciation and Amortization	130,355	144,758
Stock-Based Compensation Expense	3,898	2,799
Deferred Income Taxes	(47,458)	(38,639)
Provision (Benefit) for Doubtful Accounts Receivable	(12,240)	80
Amortization of Deferred Financing Fees	2,877	2,493
Amortization of Original Issue Discount	3,305	3,041
Non-Cash Loss on Derivatives	3,065	1,987
(Gain) Loss on Disposal of Assets and Businesses, Net	5,495	(10,180)
Other	(197)	(381)
Net Change in Operating Assets and Liabilities	23,908	(36,277)

Net Cash Provided by Operating Activities	58,367	19,680

Cash Flows from Investing Activities:
Acquisition of Seahawk Assets	(25,000)	—
Additions of Property and Equipment	(33,508)	(16,353)
Deferred Drydocking Expenditures	(12,859)	(10,972)
Cash Paid for Equity Investment	(34,155)	—
Proceeds from Sale of Assets and Businesses, Net	58,440	15,764
Increase in Restricted Cash	(2,476)	(9,466)

Net Cash Used in Investing Activities	(49,558)	(21,027)

Cash Flows from Financing Activities:
Long-term Debt Repayments	(18,615)	(5,233)
Payment of Debt Issuance Costs	(2,109)	—
Other	2,523	396

Net Cash Used in Financing Activities	(18,201)	(4,837)

Net Decrease in Cash and Cash Equivalents	(9,392)	(6,184)
Cash and Cash Equivalents at Beginning of Period	136,666	140,828

Cash and Cash Equivalents at End of Period	$127,274	$134,644

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
SELECTED FINANCIAL AND OPERATING DATA
(Dollars in thousands, except per day amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
		(As Adjusted)		(As Adjusted)
Domestic Offshore:
Number of rigs (as of end of period)	43	25	43	25
Revenue	$60,246	$25,058	$142,688	$88,163
Operating expenses	53,184	38,701	140,390	115,082
Depreciation and amortization expense	17,977	17,277	49,920	50,986
General and administrative expenses	1,909	1,146	7,499	4,807

Operating loss	$(12,824)	$(32,066)	$(55,121)	$(82,712)

International Offshore:
Number of rigs (as of end of period)	9	9	9	9
Revenue	$48,965	$74,429	$196,131	$221,364
Operating expenses	29,098	31,065	99,803	98,394
Depreciation and amortization expense	12,913	14,404	39,469	43,808
General and administrative expenses	(5,992)	2,067	(6,968)	5,546

Operating income	$12,946	$26,893	$63,827	$73,616

Inland:
Number of barges (as of end of period)	17	17	17	17
Revenue	$8,124	$5,745	$21,251	$15,676
Operating expenses	3,535	8,279	16,693	20,359
Depreciation and amortization expense	3,310	4,991	11,338	18,736
General and administrative expenses	356	1,103	869	(1,756)

Operating income (loss)	$923	$(8,628)	$(7,649)	$(21,663)

Domestic Liftboats:
Number of liftboats (as of end of period)	41	41	41	41
Revenue	$16,718	$24,612	$44,209	$53,950
Operating expenses	11,419	11,314	31,837	31,481
Depreciation and amortization expense	4,136	3,314	11,637	11,182
General and administrative expenses	548	560	1,579	1,436

Operating income (loss)	$615	$9,424	$(844)	$9,851

International Liftboats:
Number of liftboats (as of end of period)	24	24	24	24
Revenue	$28,938	$27,765	$88,291	$80,914
Operating expenses	14,136	12,951	43,358	42,310
Depreciation and amortization expense	4,905	4,199	14,379	13,258
General and administrative expenses	1,374	1,184	4,470	4,119

Operating income	$8,523	$9,431	$26,084	$21,227

Total Company:
Revenue	$162,991	$157,609	$492,570	$460,067
Operating expenses	111,372	102,310	332,081	307,626
Depreciation and amortization	43,895	44,982	128,699	140,382
General and administrative	10,757	14,158	40,403	40,595

Operating loss	(3,033)	(3,841)	(8,613)	(28,536)
Interest expense	(20,389)	(20,752)	(59,035)	(62,437)
Expense of credit agreement fees	—	—	(455)	—
Equity in losses of equity investment	(34)	—	(225)	—
Other, net	(1,561)	(22)	(2,583)	3,144

Loss before income taxes	(25,017)	(24,615)	(70,911)	(87,829)
Income tax benefit	7,973	8,478	25,921	38,267

Loss from continuing operations	(17,044)	(16,137)	(44,990)	(49,562)
Income (Loss) from discontinued operations, net of taxes	52	1,076	(9,651)	(439)

Net loss	$(16,992)	$(15,061)	$(54,641)	$(50,001)

HERCULES OFFSHORE, INC. AND SUBSIDIARIES
SELECTED FINANCIAL AND OPERATING DATA — (Continued)
(Dollars in thousands, except per day amounts)
(Unaudited)

	Three Months Ended September 30, 2011
					Average
				Average	Operating
				Revenue per	Expense per
	Operating Days	Available Days	Utilization (1)	Day (2)	Day (3)
Domestic Offshore	1,228	1,656	74.2%	$49,060	$32,116
International Offshore	508	736	69.0%	96,388	39,535
Inland	262	276	94.9%	31,008	12,808
Domestic Liftboats	2,246	3,220	69.8%	7,443	3,546
International Liftboats	1,357	2,116	64.1%	21,325	6,681

	Three Months Ended September 30, 2010
					Average
				Average	Operating
				Revenue per	Expense per
	Operating Days	Available Days	Utilization (1)	Day (2)	Day (3)
Domestic Offshore	637	1,012	62.9%	$39,338	$38,242
International Offshore	538	828	65.0%	138,344	37,518
Inland	269	276	97.5%	21,357	29,996
Domestic Liftboats	3,203	3,496	91.6%	7,684	3,236
International Liftboats	1,198	2,116	56.6%	23,176	6,121

	Nine Months Ended September 30, 2011
					Average
				Average	Operating
				Revenue per	Expense per
	Operating Days	Available Days	Utilization (1)	Day (2)	Day (3)
Domestic Offshore	3,075	4,099	75.0%	$46,403	$34,250
International Offshore	1,654	2,184	75.7%	118,580	45,697
Inland	739	819	90.2%	28,756	20,382
Domestic Liftboats	5,676	9,855	57.6%	7,789	3,231
International Liftboats	4,022	6,279	64.1%	21,952	6,905

	Nine Months Ended September 30, 2010
					Average
				Average	Operating
				Revenue per	Expense per
	Operating Days	Available Days	Utilization (1)	Day (2)	Day (3)
Domestic Offshore	2,426	3,074	78.9%	$36,341	$37,437
International Offshore	1,598	2,516	63.5%	138,526	39,107
Inland	759	819	92.7%	20,653	24,858
Domestic Liftboats	7,433	10,374	71.7%	7,258	3,035
International Liftboats	3,596	6,430	55.9%	22,501	6,580

(1)	Utilization is defined as the total number of days our rigs or liftboats, as applicable, were under contract, known as operating days, in the period as a percentage of the total number of available days in the period. Days during which our rigs and liftboats were undergoing major refurbishments, upgrades or construction, and days during which our rigs and liftboats are cold-stacked, are not counted as available days. Days during which our liftboats are in the shipyard undergoing drydocking or inspection are considered available days for the purposes of calculating utilization.

(2)	Average revenue per rig or liftboat per day is defined as revenue earned by our rigs or liftboats, as applicable, in the period divided by the total number of operating days for our rigs or liftboats, as applicable, in the period.

(3)	Average operating expense per rig or liftboat per day is defined as operating expenses, excluding depreciation and amortization, incurred by our rigs or liftboats, as applicable, in the period divided by the total number of available days in the period. We use available days to calculate average operating expense per rig or liftboat per day rather than operating days, which are used to calculate average revenue per rig or liftboat per day, because we incur operating expenses on our rigs and liftboats even when they are not under contract and earning a dayrate. In addition, the operating expenses we incur on our rigs and liftboats per day when they are not under contract are typically lower than the per day expenses we incur when they are under contract.